UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 29, 2009
HALIFAX CORPORATION OF VIRGINIA
(Exact name of registrant as specified in its charter)

Virginia	1-08964	54-0829246

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5250 Cherokee Avenue, Alexandria, Virginia	22312

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 658-2400
N/A
Former name, former address, and former fiscal year, if changed since last report
     Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On September 29, 2009, Halifax Corporation of Virginia (the “Company”), notified NYSE AMEX (“AMEX”) of its intent to delist its common stock from AMEX, where it trades under the symbol “HX,” by filing a Form 25 with the Securities and Exchange Commission (“SEC”) on or about October 9, 2009. The Company anticipates that the delisting will be effective 10 days after the date of filing of the Form 25. Accordingly, the Company expects that the last day of trading of its common stock on AMEX will be on or about October 20, 2009. The Special Committee of the Board of Directors of the Company unanimously recommended the delisting of the common stock and the Company’s Board of Directors approved such delisting on September 25, 2009.
     Following delisting from AMEX, it is anticipated that the Common Stock will be quoted on the over-the-counter market on the “Pink Sheets,” a centralized electronic quotation service for over-the-counter securities. The Company expects its common stock will continue to trade on the Pink Sheets, so long as market makers demonstrate an interest in trading in the common stock.
     The Company received a deficiency letter from AMEX, dated March 17, 2008, advising it that, it does not meet certain of the AMEX’s continued listing standards as set forth in Part 10 of the Amex Company Guide. Specifically, the Company was not in compliance with Section 1003(a)(ii) of the Company Guide because its stockholders’ equity was less than $4.0 million and it had losses from continuing operations and/or a net loss in three out of four of its most recent fiscal years. The Company submitted a compliance plan on April 14, 2008 advising of the actions it planned to take to regain compliance with AMEX’s continued listing standards. This plan was approved by AMEX on May 15, 2008, and AMEX granted the Company a conditional trading extension until September 14, 2009 to regain compliance with their continued listing standards. The Company was unable to regain compliance with these requirements.

Item 8.01	Other Events
     On or about October 20, 2009, the anticipated effective date of the delisting of the Company’s common stock from AMEX and under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company intends to file a Form 15 with the SEC to voluntarily effect the deregistration of its common stock from the reporting obligation under Section 12(g) of the Exchange Act. The Company is eligible to deregister its common stock by filing Form 15 with the SEC as a result of having fewer than 300 shareholders of record of its common stock. Upon the filing of the Form 15, the Company’s obligations to file certain reports with the SEC, including, but not limited to, Form 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects the deregistration to become effective ninety (90) days after filing the Form 15 with the SEC. The Special Committee of the Board of Directors of the Company unanimously recommended the deregistration of the common stock under the Exchange Act and the Company’s Board of Directors approved such deregistration on September 25, 2009.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits.
          None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALIFAX CORPORATION OF VIRGINIA
Date: September 29, 2009	By	/s/ Joseph Sciacca
Joseph Sciacca
Vice President, Finance & CFO

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